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                                                                 EXHIBIT 23.1



[CHERRY, BEKAERT & HOLLAND, L.L.P. LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of FNB Financial Services Corporation on Form S-8 relating to the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan of our report dated May 21, 1998, relating to the statements of net assets available for benefits of the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits with fund information for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report on Form 11-K of FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan.


                           CHERRY, BEKAERT & HOLLAND, L.L.P.



Greensboro, North Carolina
June 29, 1998